Exhibit 99.1

SKYLINE CHAMPION ANNOUNCES FIRST QUARTER FISCAL 2020 RESULTS

ELKHART, Indiana, July 31, 2019 / Business Wire/ -- Skyline Champion Corporation (NYSE:SKY) (“Skyline Champion”) today announced financial results for its first quarter ended June 29, 2019 of the fiscal year ending March 28, 2020 (“fiscal 2020”).

First Quarter Fiscal 2020 Highlights (compared to First Quarter Fiscal 2019)

•	Net sales increased 15% to $371.9 million
•	Total U.S. homes sold increased 20% to 5,448
•	Gross profit as a percent of sales expanded by 330 basis points to 20.4%
•	Net income of $17.4 million, compared to a net loss of $0.9 million
•	EPS of $0.31; excluding non-recurring expenses, Adjusted EPS was $0.35
•	Adjusted EBITDA increased 41% to $32 million
•	Adjusted EBITDA margin expanded by 150 basis points to 8.6%
•	Net cash provided by operating activities increased to $26.8 million from $4.3 million

“We are off to a good start to our fiscal year 2020 with double digit topline growth, margin expansion and a significant increase in cash flow,” said Mark Yost, Skyline Champion’s Chief Executive Officer.  “Revenue growth combined with our operational initiatives helped drive margin expansion during the quarter.  We are excited about the growth prospects for our business and recently announced the grand opening of our Leesville, Louisiana facility, which expands our geographic reach and capacity.  We remain well positioned to extend our leadership position in the market as we pursue operational improvement initiatives to better serve the growing need for attainable housing.”

First Quarter Fiscal 2020 Results

Net sales for the first quarter fiscal 2020 increased by 15% to $371.9 million compared to the prior-year period. Net sales growth was driven by an increase in the number of homes sold as well as an increase in average selling price (“ASP”) per home sold. Net sales increased by $50.6 million due to the inclusion of the Skyline operations for all three months in the first quarter of fiscal 2020 compared to the same period of the prior year which only included one month of Skyline operations. The number of U.S. factory-built homes sold by Skyline Champion in the first quarter fiscal 2020 grew by 20% to 5,448 with U.S. ASPs increasing by 4% to approximately $60,900. Unit volume increased due to additional manufacturing capacity and plant operating improvements. ASP increased primarily due to a shift in product mix. The number of Canadian factory-built homes sold in the quarter declined to 285 homes compared to 362 homes in the prior-year period, with the decrease concentrated in the Alberta and British Columbia provinces where manufactured housing demand remains soft. Total backlog for Skyline Champion was $153 million

Exhibit 99.1

as of June 29, 2019 compared to $222 million as of June 30, 2018 as the industry moved through short-term weather-related slowdowns as well as higher-than-normal inventory levels at industry retailers.

Gross profit increased by 38% to $76.0 million in the first quarter fiscal 2020 compared to the prior-year period. Gross profit was 20.4% of net sales for the first quarter fiscal 2020, a 330 basis point improvement compared to 17.1% in the first quarter fiscal 2019. Gross profit expansion was driven by an increase in the refinement of product offerings in addition to favorable lumber and oriented strand board (“OSB”) pricing, plant operating improvements, and synergies related to the combination, all partially offset by labor inflation.

Selling, general and administrative expenses (“SG&A”) in the first quarter fiscal 2020 increased to $51.7 million from $45.1 million in the same period last year, due to the inclusion of the Skyline operations for all three months in the first quarter of fiscal 2020 compared to the same period of the prior year which only included one month of Skyline operations in the financial results as well as higher variable compensation due to sales and profitability growth. In addition, SG&A included startup expenses related to our Leesville, Louisiana manufacturing location that began production in June 2019.

Net income for the first quarter fiscal 2020 was $17.4 million, compared to a net loss of $0.9 million during the same period from the prior year. The increase in net income was driven by an increase in sales and profitability from higher gross profit, a reduction of other expenses due to the completion of the combination, and lower net interest expense.

Adjusted EBITDA for the first quarter fiscal 2020 increased by 41% to $32.1 million compared to the first quarter fiscal 2019.  The increase was primarily driven by higher sales volumes and improved gross profit. The Adjusted EBITDA margin expanded by 150 basis points to 8.6%.

As of June 29, 2019, Skyline Champion had $143.6 million of cash and cash equivalents and $34.3 million of unused borrowing capacity under its revolving credit facility.

Conference Call and Webcast Information:

Skyline Champion management will host a conference call tomorrow, August 1, 2019, at 8:00 a.m. Eastern Time, to discuss Skyline Champion’s financial results.

Investors and other interested parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of Skyline Champion’s website at http://skylinechampion.com. The online replay will be available on the same website immediately following the call.

The conference call can also be accessed by dialing (877) 407-4018 (domestic) or (201) 689-8471 (international). A telephonic replay will be available approximately two hours after the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13692592. The replay will be available until 11:59 P.M. Eastern Time on August 15, 2019.

Exhibit 99.1

About Skyline Champion Corporation:

Skyline Champion Corporation (NYSE: SKY) was formed on June 1, 2018 as the result of the combination of Skyline Corporation (“Skyline”) and the operating assets of Champion Enterprises Holdings, LLC (“Champion”). The combined company employs approximately 7,000 people and is the largest independent, publicly traded, factory-built housing company in North America. With more than 65 years of homebuilding experience and 38 manufacturing facilities throughout the United States and western Canada, Skyline Champion is well positioned with a leading portfolio of manufactured and modular homes, park-models and modular buildings for the multi-family, hospitality, senior and workforce housing sectors.

In addition to its core home building business, Skyline Champion operates a factory-direct retail business, Titan Factory Direct, with 21 retail locations spanning the southern United States, and Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from several dispatch locations across the United States.

Skyline Champion builds homes under some of the most well know brand names in the factory-built housing industry including Skyline Homes, Champion Home Builders, Athens Park Models, Dutch Housing, Excel Homes, Homes of Merit, New Era, Redman Homes, Shore Park, Silvercrest, Titan Homes in the U.S. and Moduline and SRI Homes in western Canada.

Presentation of Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) throughout this press release, Skyline Champion has provided non-GAAP financial measures—Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Earnings Per Share—which present operating results on a basis adjusted for certain items. Skyline Champion uses these non-GAAP financial measures for business planning purposes and in measuring its performance relative to that of its competitors. Skyline Champion believes that these non-GAAP financial measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that Skyline Champion believes are not representative of its core business. These non-GAAP financial measures are not intended to replace, and should not be considered superior to, the presentation of Skyline Champion’s financial results in accordance with U.S. GAAP.

Skyline Champion defines Adjusted EBITDA as net income or loss plus (a) the provision for income taxes, (b) interest expense, net, (c) depreciation and amortization, (d) gain or loss from discontinued operations, (e) foreign currency gains and losses, (f) equity-based compensation awards granted before December 31, 2018, (g) restructuring charges, (h) impairment of assets, and (i) other non-operating costs including those for the acquisition and integration or disposition of businesses and idle facilities. Adjusted EBITDA is not a measure of earnings calculated in accordance with U.S. GAAP, and should not be considered an alternative to, or more meaningful than, net income or loss, net sales, operating income or earnings per share prepared on a U.S. GAAP basis.  Skyline Champion believes that Adjusted EBITDA is commonly used by investors to evaluate its performance and that of its competitors.  However, Skyline Champion’s use of Adjusted EBITDA may vary from that of others in our industry.  Adjusted EBITDA

Exhibit 99.1

is reconciled from the respective measure under U.S. GAAP in the tables below. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by net sales reported in the statement of operations.

Forward-Looking Statements

Statements in this press release, including certain statements regarding Skyline Champion’s strategic initiatives, and future market demand are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of words such as "believe," "expect," "future," "anticipate," "intend," "plan," "foresee," "may," "should," "will," "estimates," "potential," "continue," or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Skyline Champion. Skyline Champion cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: Skyline Champion's inability to realize the expected benefits from the Combination; general economic conditions; availability of wholesale and retail financing; the health of the U.S. housing market as a whole; federal, state, and local regulations pertaining to the manufactured housing industry; the cyclical nature of the manufactured housing industry; general or seasonal weather conditions affecting sales; potential impact of natural disasters on sales and raw material costs; potential periodic inventory adjustments by independent retailers; interest rate levels; the impact of inflation; the impact of high or rising fuel costs; the cost of labor and raw materials; competitive pressures on pricing and promotional costs; Skyline Champion's relationships with its shareholders, customers, and other stakeholders; catastrophic events impacting insurance costs; the availability of insurance coverage for various risks to Skyline Champion; market demographics; and management's ability to attract and retain executive officers and key personnel and other risks and uncertainties more fully described in  Skyline Champion’s Form 10-K for fiscal year ended March 30, 2019 previously filed with the Securities and Exchange Commission (“SEC”), as well as the other filings that Skyline Champion makes with the SEC.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning Skyline Champion set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Skyline Champion assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Investor contact information:

Email: investorrelations@championhomes.com

Phone: (248) 614-8211

Source: Skyline Champion Corporation

Exhibit 99.1

SKYLINE CHAMPION CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars and shares in thousands, except per share amounts)

	June 29, 2019	March 30, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$143,647	$126,634
Trade accounts receivable, net	57,692	57,649
Inventories	113,190	122,638
Other current assets	14,078	11,369
Total current assets	328,607	318,290
Long-term assets:
Property, plant and equipment, net	110,236	108,587
Goodwill	173,521	173,406
Amortizable intangible assets, net	47,421	48,936
Deferred tax assets	32,948	34,058
Other noncurrent assets	29,758	16,677
Total assets	$722,491	$699,954
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Floor plan payable	$32,668	$33,321
Accounts payable	45,037	43,421
Other current liabilities	126,771	129,561
Total current liabilities	204,476	206,303
Long-term liabilities:
Long-term debt	49,330	54,330
Deferred tax liabilities	3,581	3,422
Other	32,936	23,927
Total long-term liabilities	85,847	81,679

Stockholders' Equity:
Common stock, $0.0277 par value, 115,000 shares authorized, 56,657 shares issued as of both June 29, 2019 and March 30, 2019 (including 290 shares subject to restriction)	1,569	1,569
Additional paid-in capital	481,143	479,226
Accumulated deficit	(40,828)	(58,208)
Accumulated other comprehensive loss	(9,716)	(10,615)
Total stockholders' equity	432,168	411,972
Total liabilities and stockholders' equity	$722,491	$699,954

Exhibit 99.1

SKYLINE CHAMPION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 29, 2019	June 30, 2018 (a)

Net sales	$371,888	$322,261
Cost of sales	295,853	267,101
Gross profit	76,035	55,160
Selling, general, and administrative expenses	51,715	45,088
Operating income	24,320	10,072
Interest expense, net	309	1,072
Other expense	—	6,413
Income before income taxes	24,011	2,587
Income tax expense	6,631	3,440
Net income (loss)	$17,380	$(853)
Net income (loss) per share:
Basic	$0.31	$(0.02)
Diluted	$0.31	$(0.02)
(a)	Includes only one month of results from the Skyline operations.

Exhibit 99.1

SKYLINE CHAMPION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	June 29, 2019	June 30, 2018 (a)
Cash flows from operating activities
Net income (loss)	$17,380	$(853)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,110	2,430
Amortization of intangible assets	1,362	481
Amortization of deferred financing fees	131	159
Fair market value adjustment for asset classified as held for sale	986	—
Equity-based compensation	1,917	8,088
Deferred taxes	1,545	1,251
Gain on disposal of property, plant and equipment	(12)	(1)
Foreign currency transaction (gain) loss	(72)	67
Change in assets and liabilities net of business acquired:
Accounts receivable	55	(178)
Inventories	9,786	2,648
Accounts payable	1,568	(3,306)
Prepaids and other assets	(3,706)	(1,615)
Accrued expenses and other liabilities	(7,270)	(4,906)
Net cash provided by operating activities	26,780	4,265
Cash flows from investing activities
Additions to property, plant, and equipment	(4,526)	(2,020)
Cash acquired in business acquisitions	—	9,722
Proceeds from disposal of property, plant and equipment	12	1
Decrease in note receivable	—	35
Net cash (used in) provided by investing activities	(4,514)	7,738
Cash flows from financing activities
Changes in floor plan financing, net	(653)	(325)
Borrowings on revolving debt facility	—	46,900
Payments on revolving debt facility	(5,000)	—
Payments on term-loans and other debt	—	(46,900)
Payments for deferred financing fees	—	(1,900)
Members' capital distribution	—	(65,277)
Net cash used in financing activities	(5,653)	(67,502)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	400	(226)
Net increase (decrease) in cash, cash equivalents and restricted cash	17,013	(55,725)
Cash, cash equivalents and restricted cash at beginning of period	126,634	136,616
Cash, cash equivalents and restricted cash at end of period	$143,647	$80,891
(a)	Includes only one month of results from the Skyline operations.

Exhibit 99.1

SKYLINE CHAMPION CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	June 29, 2019	June 30, 2018 (a)	Change
Reconciliation of Adjusted EBITDA:
Net income (loss)	$17,380	$(853)	$18,233
Income tax expense	6,631	3,440	3,191
Interest expense, net	309	1,072	(763)
Depreciation and amortization	4,472	2,911	1,561
EBITDA	28,792	6,570	22,222
Equity-based compensation (for awards granted prior to December 31, 2018)	1,107	8,088	(6,981)
Foreign currency transaction (gain) loss	(72)	67	(139)
Transaction costs	—	6,413	(6,413)
Acquisition integration costs	1,038	1,189	(151)
Restructuring charges	234	408	(174)
Fair market value adjustment for asset classified as held for sale	986	—	986
Adjusted EBITDA	$32,085	$22,735	$9,350
(a)	Includes only one month of results from the Skyline operations.

SKYLINE CHAMPION CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EARNINGS PER SHARE

(Dollars and shares in thousands, except per share amounts)

(Unaudited, amounts shown net of tax)

	Three Months Ended
	June 29, 2019	June 30, 2018 (a)

Net income (loss)	$17,380	$(853)
Adjustments:
Equity-based compensation (for awards granted prior to December 31, 2018)	893	7,995
Transaction costs	—	6,671
Acquisition integration costs	782	896
Restructuring charges	176	318
Fair market value adjustment for asset classified as held for sale	743	—
Adjusted net income	19,974	15,027
Less: Undistributed earnings allocated to participating securities	103	934
Adjusted net income attributable to the Company's common shareholders	$19,871	$14,093

Adjusted basic net income per share	$0.35	$0.30
Adjusted diluted net income per share	$0.35	$0.30

Average basic shares outstanding	56,368	47,462
Average diluted shares outstanding	56,635	47,462
(a)	Includes only one month of results from the Skyline operations.